UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-4636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Events

On August 19, 2013, XPO Logistics, Inc. (“XPO Logistics”) issued a press release announcing that the underwriters of its public offering of 9,694,027 shares of common stock, par value $0.001 per share (the “Shares”), completed on August 13, 2013, have exercised their 30-day option in full and purchased an additional 1,454,104 Shares. A copy of the press release is furnished herewith as Exhibit 99.1. The 1,454,104 Shares were issued pursuant to a shelf registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) on Form S-3 and a registration statement filed with the SEC on Form S-3MEF pursuant to Rule 462(b) of the Securities Act of 1933 (Registration Nos. 333-176700 and 333-190364). XPO Logistics received additional net proceeds of approximately $31.4 million from the exercise of the 30-day option, bringing the total net proceeds to XPO Logistics from the offering to approximately $240.4 million, after underwriting discounts and estimated expenses of the offering.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of XPO Logistics under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated August 19, 2013, issued by XPO Logistics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 19, 2013	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated August 19, 2013, issued by XPO Logistics, Inc.

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